Exhibit 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED OR DISPOSED OF UNLESS AND UNTIL THIS NOTE IS REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

PROMISSORY NOTE

February 1, 2019	$ 6,430,000.00

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, EVO Equipment Leasing, LLC, a Delaware corporation, on behalf of itself and its successors and assigns (collectively, the “Maker”), hereby unconditionally promises to pay to the order of John Lampsa and Ursula Lampsa (collectively, the “Noteholder,” and together with the Maker, the “Parties”), the principal amount of SIX MILLION FOUR HUNDRED THIRTY THOUSAND AND 00/100 DOLLARS ($6,430,000) (the “Loan”), together with all accrued interest thereon, as provided in this Promissory Note (the “Note,” as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms).

1. Definitions. Capitalized terms used herein and not defined elsewhere in this Note shall have the meanings set forth in this Section 1.

“Event of Default” has the meaning set forth in Section 5.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supranational bodies such as the European Union or the European Central Bank).

“Interest Rate” means the rate equal to nine percent (9%) per annum.

“Law” as to any Person means any law (including common law), statute, ordinance, treaty, rule, regulation, policy or requirement of any Governmental Authority and authoritative interpretations thereon, whether now or hereafter in effect, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.

“Loan” has the meaning set forth in the introductory paragraph.

“Maker” has the meaning set forth in the introductory paragraph.

“Maturity Date” means August 31, 2020.

“Note” has the meaning set forth in the introductory paragraph.

“Noteholder” has the meaning set forth in the introductory paragraph.

“Order” as to any Person, means any order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.

“Parties” has the meaning set forth in the introductory paragraph.

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority or other entity.

2. Repayment of Principal and Interest.

2.1 Monthly Payments. No principal or interest payments will be due hereunder until June 1, 2019. Thereafter, principal and interest on this Note shall be paid in equal monthly installments of $50,000 each on the 1st day of each calendar month commencing June 1, 2019 until the Loan is paid in full, whether at maturity, upon acceleration, by prepayment or otherwise. Any payment shall apply first to interest, which is payable in advance and not in arrears, then to principal.

2.2 Final Payment Date. The aggregate unpaid principal amount of the Loan, all accrued and unpaid interest and all other amounts payable under this Note shall be due and payable on the Maturity Date.

2.3 Optional Prepayment. The Maker may prepay the Loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid and all accrued interest thereon to the date of prepayment. No prepaid amount may be reborrowed. Any partial prepayment shall first be applied to interest then to principal.

2.4 Mandatory Prepayment. If the Maker raises Fifteen Million Dollars ($15,000,000) or more in one or a series of private or public debt or equity securities offerings before June 1, 2019, then the Maker will repay the aggregate unpaid principal amount of the Loan, all accrued and unpaid interest and all other amounts payable under this Note in full out of proceeds received by the Maker from such offering or offerings by June 1, 2019.

3. Interest.

3.1 Interest Rate. The outstanding principal amount of the Loan made hereunder shall bear no interest from the date of this Note until June 1, 2019. Beginning June 1, 2019, the outstanding principal amount of the Loan made hereunder shall bear interest at the Interest Rate, calculated monthly in advance, until the Loan is paid in full, whether at maturity, upon acceleration, by prepayment or otherwise.

3.2 Computation of Interest. All computations of interest shall be made on the basis of a year of 365/366 days, as the case may be. Interest shall not accrue on the Loan on the day on which it is paid.

4. Payment Mechanics.

4.1 Manner of Payment. All payments of interest and principal shall be made in lawful money of the United States of America on the date on which such payment is due, without set-off or deduction of any kind, by cashier’s check delivered to the address as set forth in, or otherwise provided pursuant to, the notice provisions hereof or by wire transfer of immediately available funds to the Noteholder’s account at a bank specified by the Noteholder to the Maker from time to time.

4.2 Application of Payments. All payments made hereunder shall be applied first, to the payment of any fees or charges outstanding hereunder, second, to accrued interest and third, to the payment of the principal amount outstanding under the Note.

4.3 Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.

5. Events of Default. The occurrence of any of the following shall constitute an Event of Default hereunder:

5.1 Failure to Pay. The Maker fails to pay any amount of the Loan when amount is due and such default continues ten (10) calendar days after the date the Noteholder gives notice that the amount is past due.

5.2 Late Fee. If any installment payable under this Note (including the final installment due on the Maturity Date) is not received by Noteholder on or prior to ten (10) calendar days after the same is due (without regard to any applicable cure or notice period, and regardless of whether notice of the failure to pay has been given), Maker shall pay to Noteholder upon demand an amount equal to two percent (2%) of such unpaid sum to defray the expenses incurred by Maker in handling and processing such delinquent payment and to compensate Maker for the loss of the use of such delinquent payment.

5.3 Bankruptcy.

(a) the Maker commences any case, proceeding or other action (i) under any existing or future law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Maker makes a general assignment for the benefit of its creditors;

(b) there is commenced against the Maker any case, proceeding or other action of a nature referred to in clause (a) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of sixty (60) days;

(c) there is commenced against the Maker any case, proceeding or other action seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof;

(d) the Maker takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (a), (b) or (c) above; or

(e) the Maker is generally not, or is unable to, or admits in writing its inability to, pay its debts as they become due.

5.4 Change of Control. Consummation of a sale, in one or a series of related transactions, of the Maker (whether by merger, reorganization, consolidation, sale of all or substantially all of the Maker’s assets or sale, directly or indirectly, of at least 50% of the Maker’s equity interests) to an unaffiliated third-party of the Maker.

6. Remedies. Upon the occurrence of an Event of Default and at any time thereafter during the continuance of such Event of Default, the Noteholder may, at its option by written notice to the Maker, (a) declare the entire principal amount of this Note, together with all accrued interest thereon and all other amounts payable hereunder, immediately due and payable and/or (b) exercise any or all of its rights, powers or remedies under applicable law; provided, however that, if an Event of Default described in Section 5.3 shall occur, the principal of and accrued interest on the Loan shall become immediately due and payable without any notice, declaration or other act on the part of the Noteholder.

7. Additional Note Terms.

7.1 Lien. This Note and the obligations evidenced hereunder are secured by the equity interests of Ursa Major Corporation and J.B. Lease Corporation held by EVO Transportation & Energy Services, Inc. and Maker, respectively, pursuant to a Stock Pledge Agreement of even date herewith.

7.2 Reserved.

7.3 Securities Act. This Note has not been registered under the Securities Act of 1933, as amended, or under the securities law of any state. This Note may not be sold or transferred in the absence of registration or exemption therefrom under said Act and any applicable state laws.

8. Miscellaneous.

8.1 Notices.

(a) All payments, notices, requests or other communications required or permitted to be delivered hereunder shall be delivered in writing to such address as a Party may from time to time specify in writing.

(b) Notices shall be deemed to have been given (i) if mailed by certified or registered mail, four (4) days after the date of mailing, (ii) if hand delivered, on the date of delivery, (iii) if sent by overnight courier service, on the day after the date of delivery to the courier, (iv) if sent by facsimile during the normal business hours of the recipient, on the day sent (and if sent after normal business hours, on the opening of the recipient’s business on the next day that is not a Saturday, Sunday or federal legal holiday) and (v) sent by email, on the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment).

8.2 Governing Law. This Note and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Note and the transactions contemplated hereby shall be governed by the laws of the State of Delaware.

8.3 Submission to Jurisdiction.

(a) The Maker hereby irrevocably and unconditionally (i) agrees that any legal action, suit or proceeding arising out of or relating to this Note may be brought in the federal or state courts of the State of Delaware, and (ii) submits to the jurisdiction of any such court in any such action, suit or proceeding, and (iii) agrees that the venue for any such action, suit or proceeding shall be only in such courts. Final judgment against the Maker in any action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.

(b) Nothing in this Section 8.3 shall affect the right of the Noteholder to (i) commence legal proceedings or otherwise sue the Maker in any other court having jurisdiction over the Maker or (ii) serve process upon the Maker in any manner authorized by the laws of any such jurisdiction.

8.4 Waiver of Jury Trial. THE MAKER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.

8.5 Counterparts; Integration; Effectiveness. This Note and any amendments, waivers, consents or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract. This Note constitutes the entire contract between the Parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Note.

8.6 Waiver of Notice. The Maker hereby waives presentment, demand for payment, protest, notice of dishonor, notice of protest or nonpayment, notice of acceleration of maturity and diligence in connection with the enforcement of this Note or the taking of any action to collect sums owing hereunder.

8.7 Amendments and Waivers. No term of this Note may be waived, modified or amended except by an instrument in writing signed by both of the parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

8.8 Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand or limit any of the terms or provisions hereof.

8.9 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of the Noteholder, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

8.10 Severability. If any term or provision of this Note is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction.

[Signature page follows.]

IN WITNESS WHEREOF, the Maker has executed this Note as of date first written above.

EVO EQUIPMENT LEASING, LLC

By	/s/ Damon Cuzick
Name:	Damon Cuzick
Title:	President

Accepted and agreed to by:

/s/ John Lampsa
John Lampsa

/s/ Ursula Lampsa
Ursula Lampsa

Signature Page to JB Lease Note